UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

AUDENTES THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2017

Dear Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Audentes Therapeutics, Inc. to be held at Audentes’ corporate headquarters at 600 California Street, 17th Floor, San Francisco, California 94108, on Wednesday, June 7, 2017 at 9:00 a.m. (Pacific Time).

The Securities and Exchange Commission rules allow companies to furnish proxy materials to stockholders over the Internet. We have elected to do so, thus reducing the environmental impact and lowering the costs of printing and distributing proxy materials without impacting your timely access to this important information. On or about April 27, 2017, we expect to mail to stockholders a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy statement for our 2017 Annual Meeting of Stockholders and our 2016 annual report on Form 10-K to stockholders. The Notice of Internet Availability also provides instructions on how to vote through the Internet or by telephone, and includes instructions on how to receive paper copies of the proxy materials by mail, if desired.

The matters to be acted upon at the meeting are described in the accompanying notice of annual meeting and proxy statement.

Your vote is important.

Whether or not you plan to attend the meeting in person, please vote on the Internet or by telephone, or request, sign and return a proxy card to ensure that your shares are represented at the meeting.

Sincerely,

Matthew Patterson
President and Chief Executive Officer

AUDENTES THERAPEUTICS, INC.

600 California Street, 17th Floor

San Francisco, California 94108

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 7, 2017

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders of Audentes Therapeutics, Inc. will be held at Audentes’ corporate headquarters at 600 California Street, 17th Floor, San Francisco, California 94108, on Wednesday, June 7, 2017 at 9:00 a.m. (Pacific Time).

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.

To elect three Class I directors, each to serve three-year terms through the third annual meeting of stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal.

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 18, 2017 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our headquarters.

Your vote as an Audentes Therapeutics, Inc. stockholder is very important. Each share of stock that you own represents one vote.

Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote through the Internet or by telephone, or request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Information About the Meeting” in the proxy statement and the instructions on the Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,

Jonathan Silverstein
Chairman of the Board of Directors

San Francisco, California

April 27, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 7, 2017: the Proxy Statement and our 2016 Annual Report on Form 10-K are available at investors.audentestx.com.

AUDENTES THERAPEUTICS, INC.

PROXY STATEMENT FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

i

AUDENTES THERAPEUTICS, INC.

600 California Street, 17th Floor

San Francisco, California 94108

PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

June 7, 2017

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of Audentes Therapeutic, Inc.’s Board of Directors for use at Audentes’ 2017 Annual Meeting of Stockholders (Annual Meeting) to be held at Audentes’ corporate headquarters at 600 California Street, 17th Floor, San Francisco, California 94108, on Wednesday, June 7, 2017 at 9:00 a.m. (Pacific Time), and any adjournment or postponement thereof.

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules adopted by the Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies to each stockholder. On or about April 27, 2017, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (Notice of Internet Availability) containing instructions on how to access our proxy materials, including our proxy statement and our annual report on Form 10-K. The Notice of Internet Availability also provides instructions on how to vote through the Internet or by telephone and includes instructions on how to receive paper copies of the proxy materials by mail or an electronic copy of the proxy materials by email.

This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Meeting

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

Only holders of record of common stock at the close of business on April 18, 2017, the record date, will be entitled to vote at the meeting. At the close of business on April 18, 2017, 21,768,084 shares of common stock were outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION

Voting Rights; Required Vote

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 18, 2017, the record date. You may vote all shares owned by you at such date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name. If on April 18, 2017, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the Internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 18, 2017, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the meeting and vote your shares you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the meeting.

Each director will be elected by a plurality of the votes cast at the meeting. This means that the three individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one, two or all three of the nominees or “WITHHOLD” your vote with respect to one, two or all three of the nominees. You may not cumulate votes in the election of directors. Approval of the ratification of the appointment of our independent registered public accounting firm will be obtained if the holders of a majority of the votes cast at the meeting vote “FOR” the proposal.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on the election of directors or the ratification of the appointment of KPMG LLP. Abstentions are voted neither “for” nor “against” a matter, and, therefore, will have no effect on the election of directors or the ratification of the appointment of KPMG LLP, but are counted in the determination of a quorum.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

The Board of Directors recommends that you vote FOR the election of each of the Class I directors named in this proxy statement (Proposal 1) and FOR the ratification of the appointment of KMPG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal 2).

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•	vote in person – we will provide a ballot to stockholders who attend the meeting and wish to vote in person;
•	vote through the Internet or by telephone – in order to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card; or
•

vote by mail – if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the meeting in the envelope provided.

Votes submitted through the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 6, 2017. Submitting your proxy, whether by telephone, through the Internet or by mail if you request or received a paper proxy card, will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. You may either vote “FOR” all of the nominees to the Board of Directors, or you may withhold your vote from any nominee you specify. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access your proxy card and vote by telephone or through the Internet. If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access each proxy card and vote each proxy card by telephone or through the Internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the meeting by:

•	delivering to our Corporate Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
•	voting again through the Internet or by telephone; or
•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Electronic Access to the Proxy Materials

The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the Internet;
•	instruct us to mail paper copies of our future proxy materials to you; and
•	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The preliminary voting results will be announced at the meeting and posted on our website at investors.audentestx.com. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the meeting.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no requirement to have non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) December 31, 2021, (2) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.0 billion, or (b) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

We are committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at www.audentestx.com.

Board Composition and Leadership Structure

The positions of Chief Executive Officer and Chairman of our board of directors are held by two different individuals (Mr. Patterson and Mr. Silverstein, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chairman leads our board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the board of directors and strengthens the independence of the board of directors from management.

Board’s Role in Risk Oversight

Our board of directors believes that open communication between management and the board of directors is essential for effective risk management and oversight. Our board of directors meets with our Chief Executive Officer and other members of the senior management team at quarterly board of directors meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our board of directors is ultimately responsible for risk oversight, our board committees assist the board of directors in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures. The compensation committee assists our board of directors in assessing risks created by the incentives inherent in our compensation policies. The nominating and corporate governance committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk.

Director Independence

Our common stock is listed on The NASDAQ Global Market, or NASDAQ. Under NASDAQ rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, NASDAQ rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (ii) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that Ms. Smith, Messrs. Morrison and Silverstein and Drs. Lange, Parmar, Schuetz, Squinto and Woiwode, representing eight of our nine directors, are “independent directors” as defined under the applicable rules and regulations of the Securities and Exchange Commission, or the SEC, and the listing requirements and rules of NASDAQ. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section entitled “Certain Relationships and Related-Party Transactions.”

Committees of Our Board of Directors

Our board of directors has an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Each committee operates under a charter approved by our board of directors. Copies of each committee’s charter are posted on the investor relations section of our website at www.audentestx.com.

Audit Committee

Our audit committee is composed of Messrs. Morrison, Schuetz and Woiwode. Mr. Morrison is the chairperson of our audit committee. Messrs. Morrison, Schuetz and Woiwode each meet the requirements for independence under the current NASDAQ listing standards and SEC rules and regulations. Each member of our audit committee is financially literate. In addition, our board of directors has determined that each member of our audit committee is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of our audit committee and our board of directors. Our audit committee is responsible for, among other things:

•	our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements;
•	our compliance with legal and regulatory requirements;
•	reviewing and approving related person transactions;
•	selecting and hiring our registered independent public accounting firm;
•	the qualifications, independence and performance of our independent auditors; and
•	the preparation of the audit committee report to be included in our annual proxy statement.

Compensation Committee

Our compensation committee is composed of Messrs. Squinto, Parmar and Woiwode. Mr. Squinto is the chairperson of our compensation committee. The composition of our compensation committee meets the requirements for independence under the current NASDAQ listing standards and SEC rules and regulations. Each member of this committee is (i) an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and (ii) a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:

•	evaluating, recommending, approving and reviewing executive officer and director compensation arrangements, plans, policies and programs;
•	administering our cash-based and equity-based compensation plans; and
•	making recommendations to our board of directors regarding any other board of director responsibilities relating to executive compensation.

Our compensation committee retained an independent compensation consultant, Radford, to assist in structuring our executive officer and director compensation for 2016. Radford provided our compensation committee with market data and analyses from a peer group of biotechnology companies with product candidates in a similar stage of development and similar financial and size characteristics. Radford has not provided our company or our compensation committee with any other services during 2016 that would compromise its independence or pose a conflict of interest.

The compensation committee has delegated authority, in accordance with applicable law, rules and regulations, and our governing documents, to an equity awards committee comprised of our Chief Executive Officer to grant certain types of equity awards to employees who are not executive officers or directors under our 2016 Equity Incentive Plan pursuant to the terms of such plan and the equity award guidelines approved by our compensation committee.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is composed of Messrs. Silverstein and Parmar. Mr. Silverstein is the chairperson of our nominating and corporate governance committee. The composition of our nominating and corporate governance committee meets the requirements for independence under the current NASDAQ listing standards and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:

•	identifying, considering and recommending candidates for membership on our board of directors;
•	overseeing the process of evaluating the performance of our board of directors; and
•	advising our board of directors on other corporate governance matters.

Codes of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our code of conduct is posted on the investor relations section of our website at www.audentestx.com. The reference to our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus. We intend to disclose future amendments to certain provisions of our code of conduct, or waivers of these provisions, on our website or in public filings to the extent required by the applicable rules and exchange requirements.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during the year ended December 31, 2016.

Board and Committee Meetings and Attendance

The board of directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2016, the board of directors held nine meetings, including telephonic meetings, the audit committee held six meetings, the compensation committee held three meetings and the nominating and corporate governance committee held zero meetings. During 2016, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the board of directors during his or her tenure and the total number of meetings held by all committees of the board of directors on which such director served during his or her tenure. The independent members of the board of directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our board of directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of annual meetings by the members of our Board of Directors. Our 2017 Annual Meeting will be our first annual meeting of stockholders.

Communication with Directors

Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of the board of directors or a specific member of our board of directors (including our Chairman) may do so by letters addressed to the attention of our Corporate Secretary, Audentes Therapeutics, Inc., 600 California Street, 17th Floor, San Francisco, California 94108.

All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the board of directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the board of directors.

Considerations in Evaluating Director Nominees

The nominating and corporate governance committee is responsible for identifying, evaluating and recommending candidates to the board of directors for board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified board of directors. Candidates may come to our attention through current members of our board of directors, professional search firms, stockholders or other persons.

The nominating and corporate governance committee will recommend to the board of directors for selection all nominees to be proposed by the board of directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the board of directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the board of directors to fill interim director vacancies.

Our board of directors encourages selection of directors who will contribute to the Company’s overall corporate goals. The nominating and corporate governance committee may from time to time review and recommend to the board of directors the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in life sciences and biotechnology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective board of directors. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the board of directors, the nominating and corporate governance committee considers these factors in the light of the specific needs of the board of directors at that time.

In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the board of directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the nominating and corporate governance committee considers director tenure. We value diversity on a company-wide basis, but have not adopted a specific policy regarding board diversity.

Stockholder Recommendations for Nominations to the Board of Directors

The nominating and corporate governance committee will consider properly submitted stockholder recommendations for candidates for our board of directors who meet the minimum qualifications as described above. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the board of directors by complying with the procedures in Article I, Section 1.11 of our Bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the Bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, Audentes Therapeutics, Inc., 600 California Street, 17th Floor, San Francisco, California 94108. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our Bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the nominating and corporate governance committee, and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the nominating and corporate governance committee.

All proposals of stockholders that are intended to be presented by such stockholder at an annual meeting of Stockholders must be in writing and notice must be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the 75th day nor earlier than the close of business on the 105th day prior to the first anniversary of the preceding year’s annual meeting, except in the case of our first annual meeting after our initial public offering, for which notice must be received no earlier than the 10th day following the day on which public announcement is first made of the date of the annual meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTORS

Our board of directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class I will stand for election at this meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders to be held in 2018 and 2019, respectively. Our nominating and corporate governance committee recommended to our board of directors, and our board of directors nominated Mr. Silverstein, Mr. Schuetz and Mr. Woiwode, each an incumbent Class I director, for election as Class I directors at the Annual Meeting. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the Class I nominees be elected as a Class I director for a three-year term expiring at the 2020 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Each director will be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the three individuals nominated for election to the Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one, two or all three of the nominees or “WITHHOLD” your vote with respect to one, two or all three of the nominees. Shares represented by proxies will be voted “FOR” the election of each of the Class I nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than three directors.

Nominees to the Board of Directors

The nominees and their ages as of December 31, 2016 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Position and Class
Jonathan Silverstein(1)	49	Chairman of Board of Directors, Class I
Thomas Schuetz, M.D., Ph.D.(2)	56	Director, Class I
Thomas Woiwode, Ph.D.(2)(3)	45	Director, Class I

(1)	Member of the Nominating and Corporate Governance Committee
(2)	Member of the Audit Committee
(3)	Member of the Compensation Committee

Jonathan Silverstein has served as the chairman of our board of directors since December 2012. Mr. Silverstein is currently a general partner at OrbiMed, a healthcare investment firm, where he has worked since December 1998. Previously, Mr. Silverstein was a director of life sciences in the investment banking department at Sumitomo Bank. Mr. Silverstein serves on the board of directors of Intercept Pharmaceuticals, Inc., Roka Biosciences Inc., Glaukos Corp and Ascendis Pharma A/S. Mr. Silverstein also serves on the boards of directors of several private companies. Mr. Silverstein holds a B.A. from Denison University and a J.D. and M.B.A. from the University of San Diego. Our board of directors believes that Mr. Silverstein’s strategic development and capital markets experience qualifies him to serve on our board of directors.

Thomas Schuetz, M.D., Ph.D., is our co-founder and has served as a member of our board of directors since July 2013. Dr. Schuetz is currently the Chief Executive Officer of Compass Therapeutics, LLC, a biotechnology company, where he has worked since July 2014. Previously, Dr. Schuetz was a consultant in the biotechnology industry from May 2012 to June 2014, including a consultant for us from July 2012 to June 2013. Prior to consulting, Dr. Schuetz was a venture partner at OrbiMed, a healthcare investment firm, where he worked from November 2007 to May 2012. Dr. Schuetz has also served as the Chief Medical Officer of Therion Biologics Corporation and the Vice President of Clinical Affairs at Transkaryotic Therapies, Inc. (now Shire Pharmaceuticals, Inc.). Dr. Schuetz has served as the Chief Medical Resident at Massachusetts General Hospital and completed a medical oncology fellowship at the Dana-Farber Cancer Institute. Dr. Schuetz also serves on the board of directors of a private company and previously served on the board of directors of Relypsa, Inc. Dr. Schuetz holds a B.S. from Xavier University, an M.D. from Harvard Medical School and a Ph.D. from Harvard University. Dr. Schuetz is Board Certified in Medical Oncology. Our board of directors believes that Dr. Schuetz’s clinical and executive experience and medical background qualify him to serve on our board of directors.

Thomas Woiwode, Ph.D., has served as a member of our board of directors since July 2013. Dr. Woiwode has been with Versant Ventures since 2002 in various capacities, serving as a venture partner from June 2011 to July 2014 and as a managing director since July 2014. He has served in a number of operating roles over this time, most recently as the Chief Operating Officer of Okairos. Dr. Woiwode also co-founded EuroVentures, a wholly owned biotech incubator within Versant Ventures, and in this role, served as the founding Chief Business Officer for three biotech companies created within Versant. Dr. Woiwode also served as a research scientist at XenoPort, Inc. prior to joining Versant Ventures. Dr. Woiwode serves on the board of directors of CRISPR Therapeutics AG and Adverum Biotechnologies, Inc. Dr. Woiwode also serves on the board of directors of several private companies. Dr. Woiwode holds a B.A. and a B.S. from the University of California, Berkeley and a Ph.D. from Stanford University. Our board of directors believes that Dr. Woiwode’s experience with biotechnology company development and strategic planning qualifies him to serve on our board of directors.

Continuing Directors

The directors who are serving for terms that end following the 2017 annual meeting and their ages are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Position and Class
Louis Lange, M.D., Ph.D.	68	Director, Class II
Scott Morrison(1)	59	Director, Class III
Kush Parmar, M.D., Ph.D.(2)(3)	36	Director, Class II
Matthew Patterson	45	President, Chief Executive Officer and Director, Class III
Julie Smith	46	Director, Class III
Stephen Squinto, Ph.D.(3)	60	Director, Class II

(1)	Member of the Audit Committee
(2)	Member of the Nominating and Corporate Governance Committee
(3)	Member of the Compensation Committee

Louis Lange, M.D., Ph.D. has served as a member of our board of directors since August 2015. Dr. Lange is currently a general partner at Asset Management Ventures, an investment firm, where he has worked since June 2009. Dr. Lange was the co-founder and served as the President and Chief Executive Officer of Cardiogen Sciences, Inc., a biotechnology company, from April 2014 until it was acquired by us in August 2015. Dr. Lange also co-founded CV Therapeutics, Inc. in 1990 and served as the Chairman, Chief Executive Officer and Chief Scientific Officer until it was acquired by Gilead Sciences, Inc. in 2009. Dr. Lange has also served as the Chief of Cardiology and Professor of Medicine at Jewish Hospital at Washington University. Dr. Lange served on the board of directors of Maxygen, Inc. from December 2005 to August 2013, CymaBay Therapeutics, Inc. from November 2003 to October 2015, and Esperion Therapeutics, Inc. from February 2010 to May 2014. Dr. Lange also serves as a member of the Board of Trustees at the University of Rochester, The Gladstone Foundation, is a senior advisor to Gilead and was on the board of directors of BIO (the trade organization of biotech companies) from 1998 to 2009, as well as other private companies. Dr. Lange holds a B.A. from the University of Rochester, an M.D. from Harvard Medical School and a Ph.D. from Harvard University. Our board of directors believes that Dr. Lange’s deep experience in molecular cardiology and biotechnology business development qualifies him to serve on our board of directors.

Scott Morrison has served as a member of our board of directors since December 2015. From 1996 to December 2015, Mr. Morrison was a partner with Ernst & Young LLP, a public accounting firm, where he also served as U.S. Life Sciences Leader from 2002 to December 2015. Mr. Morrison serves on the board and chairs the audit committees of Global Blood Therapeutics Inc. and Corvus Pharmaceuticals, Inc. Mr. Morrison has held roles on the boards of directors of numerous life sciences industry organizations, including the Biotechnology Institute, the Life Sciences Foundation, the Bay Area Biosciences Association and the Emerging Companies Section of the

Biotechnology Innovation Organization. He holds a B.S. from the University of California-Berkeley and is a certified public accountant (inactive). Our board of directors believes that Mr. Morrison’s extensive experience in public accounting and the life sciences industry qualifies him to serve on our board of directors.

Kush Parmar, M.D., Ph.D., has served as a member of our board of directors since July 2013. Dr. Parmar is currently a managing partner at 5AM Ventures, a venture capital firm, where he has worked since June 2010. Previously, Dr. Parmar was a National Institute of Health Physician Scientist Fellow at Harvard Medical School, completed clinical clerkships at the Massachusetts General & Brigham and Women’s Hospitals and consulted for an oncology startup. Dr. Parmar currently serves as on the board of directors of several private companies. He is also a Fellow of the Society of Kauffman Fellows. He holds an A.B. from Princeton University, a Ph.D. from Harvard University and an M.D. from Harvard Medical School. Our board of directors believes that Dr. Parmar’s significant experience in advising biotechnology companies qualifies him to serve on our board of directors.

Matthew Patterson is one of our co-founders and has served as our President and Chief Executive Officer and a member of our board of directors since our inception in November 2012. Mr. Patterson also served as our Chief Financial Officer and Secretary from December 2012 to September 2015. Previously, Mr. Patterson was the Entrepreneur-In-Residence at OrbiMed Advisors LLC, an investment firm and one of our principal stockholders, from November 2011 to December 2012. Prior to OrbiMed, from December 2004 to August 2011, Mr. Patterson worked for Amicus Therapeutics, Inc., a rare disease biotechnology company, most recently serving as President and Acting Chief Executive Officer. Prior to Amicus, Mr. Patterson worked at BioMarin Pharmaceutical Inc. from 1998 to 2004 and at Genzyme Corporation from 1993 to 1998. Mr. Patterson is a member of the Board of Directors of Gilda’s Club of New York City, which provides social and emotional support for people living with cancer. Mr. Patterson holds a B.A. from Bowdoin College. Our board of directors believes that Mr. Patterson should serve as a director due to the perspective he brings as our founder and his expertise in the fields of business, biotechnology and drug development.

Julie Smith has served as a member of our board of directors since December 2016. Most recently, Ms. Smith served as the Chief Executive Officer at Raptor Pharmaceutical Corp., a biopharmaceutical company she joined in September 2012. Prior to joining Raptor, Ms. Smith served as the Chief Commercial Officer at Enobia Pharma Corp. from July 2008 to May 2012. Earlier in her career, Ms. Smith served as Vice President, Commercial at Jazz Pharmaceuticals PLC, and held corporate commercial and policy roles at Genzyme General, Novazyme Pharmaceuticals Inc. and Bristol-Myers Squibb. Ms. Smith holds a B.S. from Cornell University. Our board of directors believes that Ms. Smith’s extensive executive level experience at biotechnology companies qualify her to serve on our board of directors.

Stephen Squinto, Ph.D., has served as a member of our board of directors since April 2015. Dr. Squinto is currently a venture partner at OrbiMed, a healthcare investment firm, where he has worked since January 2015. Previously, Dr. Squinto co-founded Alexion Pharmaceuticals Inc., a rare disease biotechnology company, and served in various roles from April 1992 to December 2014, including as its Executive Vice President and Chief Global Operations Officer. Dr. Squinto has also held various positions at Regeneron Pharmaceuticals, Inc. and a joint academic position at both the Tulane University and Louisiana State University Medical Schools. Dr. Squinto holds a B.A. and a Ph.D. from Loyola University of Chicago. Our board of directors believes that Dr. Squinto’s experience with rare disease research and development qualifies him to serve on our board of directors.

There are no familial relationships among any of our directors and executive officers.

Non-Employee Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our board of directors in the year ended December 31, 2016. Mr. Patterson, our Chief Executive Officer, received no compensation for his service as a director in the year ended December 31, 2016.

Name(1)	Fees Earned or Paid in Cash		Option Awards(2)	Total
Jonathan Silverstein	$15,050	(3)	$163,357	$178,407
Louis Lange	12,394		163,357	175,751
Jonathan Leff(4)	—		—	—
Scott Morrison	39,630		80,972	120,602
Kush Parmar	15,493		163,357	178,850
Thomas Schuetz	36,432		80,972	117,404
Julie Smith	—		—	—
Stephen Squinto	37,317		80,972	118,289
Thomas Woiwode	16,820	(5)	163,357	180,177

(1)

As of December 31, 2016, each of Mr. Silverstein, Dr. Lange, Dr. Parmar and Dr. Woiwode held outstanding options to purchase 18,000 shares of common stock with an exercise price of $15.03 per share, Mr. Morrison held outstanding options to purchase 42,635 shares of common stock with a weighted-average exercise price of $10.67 per share, Dr. Schuetz held outstanding options to purchase 32,691 shares of common stock with a weighted-average exercise price of $4.95 per share, and Dr. Squinto held outstanding options to purchase 23,949 shares of common stock with a weighted-average exercise price of $7.02 per share. Ms. Smith and Mr. Leff did not hold any outstanding options as of December 31, 2016.

(2)

The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the directors during the year ended December 31, 2016 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our directors from the options.

(3)	These fees were paid to OrbiMed, where Mr. Silverstein is a general partner.
(4)	Mr. Leff resigned from our board of directors in July 2016.
(5)	These fees were paid to Versant Ventures, where Dr. Woiwode is a managing director.

In August 2016, our board of directors approved non-employee director compensation that will provide each of our non-employee directors with an annual retainer of $35,000. Additionally, the chairpersons of our audit, compensation and nominating and corporate governance committees will receive an additional annual payment of $15,000, $10,000 and $7,500, respectively; and the other members of our audit, compensation and nominating and corporate governance committees will receive an additional annual payment of $7,500, $5,000 and $3,750, respectively.

Each of our non-employee directors will also receive an annual stock option grant to purchase 9,000 shares of common stock, which stock option will vest in full on the earlier of next annual meeting of stockholders or the one-year anniversary of the grant date, subject to the director’s continued service. Additionally, new non-employee directors will receive a stock option to purchase 18,000 shares of common stock, which stock option will vest in equal monthly installments over three years, subject to the director’s continued service. In 2016, because Mr. Silverstein and Drs. Lange, Parmar and Woiwode had not previously received an equity award, they were each awarded a stock option to purchase 18,000 shares of common stock. Mr. Morrison and Drs. Schuetz and Squinto had previously received equity awards, and therefore were each awarded a stock option to purchase 9,000 shares of common stock.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED CLASS I DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected KPMG LLP as our principal independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2017. KPMG LLP audited our financial statements for the fiscal years ended December 31, 2016 and 2015. We expect that representatives of KPMG LLP will be present at the annual meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Our audit committee is submitting the selection of KPMG LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the audit committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in our best interests and the interests of our stockholders.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for the years ended December 31, 2016 and 2015.

Principal Accountant Fees and Services

Fees Billed to Audentes	Fiscal Year 2016	Fiscal Year 2015
Audit fees(1)	$742,475	$632,450
Tax fees(2)	15,000	—
All other fees(3)	14,721	—
Total fees	$772,196	$632,450

(1)

“Audit fees” include fees for professional services provided by KPMG LLP in connection with the audit of our consolidated financial statements, review of our quarterly consolidated financial statements, and related services that are typically provided in connection with registration statements, including the registration statement for our initial public offering.

(2)	“Tax fees” include fees related to tax due diligence.
(3)	“All other fees” include fees related to due diligence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The audit committee must pre-approve all services to be performed for us by KPMG LLP. Pre-approval is granted usually at regularly scheduled meetings of the audit committee. If unanticipated items arise between regularly scheduled meetings of the audit committee, the audit committee has delegated authority to the chairman of the audit committee to pre-approve services, in which case the chairman communicates such pre-approval to the full audit committee at its next meeting. The audit committee also may approve the additional unanticipated services by either convening a special meeting or acting by unanimous written consent. During 2016 and 2015, all services billed by KPMG LLP were pre-approved by the audit committee in accordance with this policy.

These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our audit committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of the Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that we specifically incorporate it by reference.

The audit committee has reviewed and discussed with our management and KPMG LLP our audited consolidated financial statements as of and for the year ended December 31, 2016. The audit committee has also discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communication with Audit Committees.”

The audit committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited consolidated financial statements as of and for the year ended December 31, 2016 be included in our annual report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Scott Morrison (Chair)

Thomas Schuetz

Thomas Woiwode

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 15, 2017 for:

•	each of our directors;
•	each of our named executive officers;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 21,890,275 shares of common stock issued and outstanding as of March 15, 2017. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 15, 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table on the following page is c/o Audentes Therapeutics, Inc., 600 California Street, 17th Floor, San Francisco, California 94108.

Name of Beneficial Owner	Number	Percentage
5% Stockholders:
OrbiMed Private Investments IV, LP(1)	4,801,638	21.9%
Entities affiliated with 5AM Ventures(2)	2,392,131	10.9
Entities affiliated with Versant Ventures(3)	1,806,832	8.3
Entities affiliated with Deerfield Management(4)	1,403,654	6.4
Directors and Named Executive Officers:
Matthew Patterson(5)	572,864	2.6
Tom Soloway(6)	78,138	*
Natalie Holles(7)	80,325	*
Louis Lange(8)	615,933	2.8
Scott Morrison(9)	14,015	*
Kush Parmar(10)	2,396,131	10.9
Thomas Schuetz(11)	111,050	*
Jonathan Silverstein(12)	4,805,638	21.9
Julie Smith(13)	2,500	*
Stephen Squinto(14)	14,951	*
Thomas Woiwode(15)	1,810,832	8.3
All executive officers and directors as a group (15 persons)(16)	10,771,154	47.3

*	Represents beneficial ownership of less than one percent.
(1)

Based on the Schedule 13G filed by OrbiMed on February 13, 2017. Represents shares of common stock held by OrbiMed Private Investments IV, LP, or OPI IV. OrbiMed Capital GP IV LLC, or GP IV, is the sole general partner of OPI IV. OrbiMed Advisors LLC, or OrbiMed, is the managing member of GP IV. Samuel D. Isaly is the managing member of OrbiMed. By virtue of such relationships, GP IV, OrbiMed, and Mr. Isaly may be deemed to have voting and investment power with respect to the shares held by OPI IV. Jonathan T.

Silverstein, a member of OrbiMed, is a member of our board of directors. The address of OPI IV is c/o OrbiMed Advisors LLC, 601 Lexington Avenue, 54th floor, New York, New York 10022.
(2)

Based on the Schedule 13G filed by 5AM Ventures on February 14, 2017. Represents (i) 2,332,031 shares held by 5AM Ventures III, L.P., or 5AM Ventures, and (ii) 60,100 shares held by 5AM Co-Investors III, L.P., or 5AM Co-Investors. 5AM Partners III, LLC, or 5AM Partners, is the general partner of each of 5AM Ventures and 5AM Co-Investors, and may be deemed to have sole voting and investment power over the shares held by each of 5AM Ventures and 5AM Co-Investors. Andrew Schwab, John Diekman and Scott Rocklage are the managing members of 5AM Partners. Kush Parmar, a member of our board of directors, is a managing partner at 5AM Venture Management, LLC, which is an affiliate of 5AM Partners. The address of 5AM Ventures is 2200 Sand Hill Road, Suite 110, Menlo Park, California 94025.

(3)

Based on the Schedule 13G filed by Versant Ventures on February 14, 2017. Represents (i) 1,795,524 shares held by Versant Venture Capital IV, L.P., or VVC IV, and (ii) 11,308 shares held by Versant Side Fund IV, L.P., or VSF IV. Versant Ventures IV, LLC, or VV IV, is the sole general partner of each of VVC IV and VSF IV. Thomas Woiwode, a member of our board of directors, together with Brian Atwood, Bradley Bolzon, Samuel Colella, Ross Jaffe, William Link, Kirk Nielsen, Robin Praeger, Rebecca Robertson and Charles Warden, are the managing directors of VV IV and may be deemed to share voting and investment power over the shares held by each of the VVC IV and VSF IV. The address of Versant Ventures is One Sansome Street, Suite 3630, San Francisco, California 94104.

(4)

Based on the Schedule 13G filed by Deerfield on February 14, 2017. Represents (i) 514,424 shares held by Deerfield Special Situations Fund, L.P., or Deerfield Fund, and (ii) 889,230 shares held by Deerfield Private Design Fund III, L.P., or Deerfield Fund III. Deerfield Mgmt, L.P. is the general partner of Deerfield Fund, and Deerfield Mgmt III, L.P. is the general partner of Deerfield Fund III. Deerfield Management Company, L.P. is the investment manager of Deerfield Fund and Deerfield Fund III. James Flynn is the sole member of the general partner of each of Deerfield Mgmt III, L.P., Deerfield Mgmt, L.P. and Deerfield Management Company, L.P. and may be deemed to have voting and investment power over the shares held by Deerfield Fund and Deerfield Fund III. The address of Deerfield Management Company, L.P. is 780 Third Avenue, 37th Floor, New York, New York 10017.

(5)

Represents (i) 201,814 shares of common stock held by the Matthew R. Patterson Revocable Trust, of which Mr. Patterson is Trustee and (ii) 371,050 shares underlying options to purchase common stock that are exercisable within 60 days of March 15, 2017.

(6)	Represents 78,138 shares underlying options to purchase common stock that are exercisable within 60 days of March 15, 2017.
(7)	Represents 80,325shares of common stock underlying options to purchase common stock that are exercisable within 60 days of March 15, 2017.
(8)

Represents (i) 475,799 shares held by Mr. Lange, (ii) 25,678 shares held by Amygdala Lange Trust, of which Mr. Lange’s domestic partner is a trustee, (iii) 8,558 shares held by Lange Minors’ Trust, of which Mr. Lange’s domestic partner is a trustee, (iv) 87,343 shares held by Asset Management Ventures Fund, L.P., of which Mr. Lange is a general partner, and (v) 14,555 shares held by Camp Lowell, LLC, of which Mr. Lange is president, and (vi) 4,000 shares underlying options to purchase common stock that are exercisable within 60 days of March 15, 2017.

(9)	Represents 14,015 shares underlying options to purchase common stock that are exercisable with 60 days of March 15, 2017.
(10)

Represents (i) 4,000 shares underlying options to purchase common stock that are exercisable within 60 days of March 15, 2017 and (ii)(a) 2,332,031 shares held by 5AM Ventures and (b) 60,100 shares held by 5AM Co-Investors. 5 AM Partners is the general partner of each of 5AM Ventures and 5AM Co-Investors, and may be deemed to have sole voting and investment power over the shares held by each of 5AM Ventures and 5AM Co-Investors. Andrew Schwab, John Diekman and Scott Rocklage are the managing members of 5AM Partners. Mr. Parmar is a managing partner at 5AM Venture Management, LLC, which is an affiliate of 5AM Partners.

(11)	Represents (i) 89,695 shares of common stock and (ii) 21,355 shares underlying options to purchase common stock that are exercisable within 60 days of March 15, 2017.
(12)

Represents (i) 4,000 shares underlying options to purchase common stock that are exercisable within 60 days of March 15, 2017 and (ii) 4,801,638 shares of common stock held by OPI IV. GP IV is the sole general partner of OPI IV. OrbiMed is the managing member of GP IV. Samuel D. Isaly is the managing member of OrbiMed. By virtue of such relationships, GP IV, OrbiMed, and Mr. Isaly may be deemed to have voting and investment power with respect to the shares held by OPI IV.

(13)	Represents 2,500 shares underlying options to purchase common stock that are exercisable within 60 days of March 15, 2017.
(14)	Represents (i) 7,474 shares of common stock and (ii) 7,477 shares underlying options to purchase common stock that are exercisable within 60 days of March 15, 2017.
(15)

Represents (i) 4,000 shares underlying options to purchase common stock that are exercisable within 60 days of March 15, 2017 and (ii)(a) 1,795,524 shares held by VVC IV and (b) 11,308 shares held by VSF IV. VV IV is the sole general partner of each of VVC IV and VSF IV. Mr. Woiwode, together with Brian Atwood, Bradley Bolzon, Samuel Colella, Ross Jaffe, William Link, Kirk Nielsen, Robin Praeger, Rebecca Robertson and Charles Warden, are the managing directors of VV IV and may be deemed to share voting and investment power over the shares held by each of the VVC IV and VSF IV.

(16)	Represents (i) 9,911,157 shares of common stock and (ii) 859,637 shares underlying options to purchase common stock that are exercisable within 60 days of March 15, 2017.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of December 31, 2016:

Name	Age	Position
Executive Officers:
Matthew Patterson	45	President, Chief Executive Officer and Director
Natalie Holles	44	Senior Vice President, Chief Operating Officer
Thomas Soloway	49	Senior Vice President, Chief Financial Officer
Suyash Prasad, M.B.B.S., F.F.P.M.	47	Senior Vice President and Chief Medical Officer
Mary Newman	58	Senior Vice President, Regulatory Affairs
David Nagler	64	Senior Vice President, Human Resources and Corporate Affairs
John Gray, Ph.D.	53	Senior Vice President, Research and Development

Matthew Patterson is one of our co-founders and has served as our President and Chief Executive Officer and a member of our board of directors since our inception in November 2012. Mr. Patterson also served as our Chief Financial Officer and Secretary from December 2012 to September 2015. Mr. Patterson’s biographical information is set forth above under the heading “Proposal No. 1 Election of Class I Directors – Continuing Directors.”

Natalie Holles has served as our Senior Vice President, Chief Operating Officer since August 2015. Previously, Ms. Holles served as Senior Vice President, Corporate Development at Hyperion Therapeutics, Inc., a rare disease pharmaceutical company, from June 2013 through its acquisition by Horizon Pharma, plc in May 2015. From August 2012 until June 2013, Ms. Holles served as the Executive Vice President, Corporate Development at Immune Design, Inc., an immunotherapy company, and from December 2010 to June 2013, Ms. Holles served as an independent life sciences corporate development consultant. Earlier in her career, Ms. Holles served as the Vice President, Business Development at KAI Pharmaceuticals, Inc. and previously held corporate development and commercial roles at InterMune, Inc. and Genentech, Inc. Ms. Holles holds an A.B. from Stanford University and an M.A. from the University of Colorado, Boulder.

Thomas Soloway has served as our Senior Vice President, Chief Financial Officer since September 2015. Prior to joining us, Mr. Soloway served as the Senior Vice President, Chief Financial Officer of Ascendis Pharma A/S, a Danish biopharmaceutical company, from January 2014 until September 2015. Prior to Ascendis, Mr. Soloway co-founded Transcept Pharmaceuticals, Inc., a biotechnology company, in 2002. At Transcept, Mr. Soloway held various positions, including Chief Financial Officer and Executive Vice President, Chief Operating Officer. Prior to joining Transcept, Mr. Soloway financed and advised early stage healthcare and life sciences companies as a Principal at Montreux Equity Partners. Mr. Soloway holds a B.S. from the University of Southern California and an M.B.A. from Georgetown University.

Suyash Prasad, M.B.B.S., F.F.P.M., has served as our Senior Vice President and Chief Medical Officer since February 2014. Prior to joining us, Dr. Prasad served as Senior Group Medical Director, Development Sciences at BioMarin Pharmaceutical, Inc., a rare genetic disease biotechnology company, from December 2010 to February 2014. Prior to joining BioMarin, Dr. Prasad served as the Director Global Medical Affairs, Personalized Genetic Health at Genzyme Corporation, a genetic disease biotechnology company, from January 2009 to December 2010 and in a country Medical Director role at Genzyme prior to that. He has also served as a senior clinical research physician at Eli Lilly. Prior to these roles, Dr. Prasad worked as a Pediatrician at Pediatric centers of excellence in the UK and Australia. Dr. Prasad is also an elected Fellow to the Faculty of Pharmaceutical Medicine of the Royal College of Physicians, UK. Dr. Prasad holds a degree from the University of Newcastle-upon-Tyne, United Kingdom and a Diploma from the Faculty of Pharmaceutical Medicine of the Royal Colleges of Physicians of the United Kingdom. Dr. Prasad is a United Kingdom board certified physician and is a member of the Royal College of Physicians and the Royal College of Paediatrics and Child Health.

Mary Newman has served as our Senior Vice President, Regulatory Affairs since October 2014. Prior to joining us, Ms. Newman held various positions at SARcode Biotherapeutics Inc., a biotechnology company, from July 2007 to April 2013, including as the Senior Vice President, Regulatory Affairs and Quality. She has also served in various management roles at BioMarin Pharmaceutical, Inc., Berlex Inc. (now Bayer HealthCare Pharmaceuticals Inc.) and Sequus Pharmaceuticals, Inc. (now Johnson and Johnson). Ms. Newman holds a B.S. from Oregon State University.

David Nagler has served as our Senior Vice President, Human Resources and Corporate Affairs since February 2015. Prior to joining us, he served as a human resources and corporate development consultant from April 2013 to February 2015. From July 2003 to March 2013, Mr. Nagler served as the Vice President Corporate Affairs at ARYx Therapeutics, Inc., a biotechnology company. He has also served as the Vice President Human Resources at Genentech, Inc. Mr. Nagler has served on the board of directors of U.C. Davis CONNECT, as well as the boards of the Northern California Chapter of the American Liver Foundation and the John Vasconcellos Legacy Project. Mr. Nagler studied at the University of California, Berkeley.

John Gray, Ph.D., has served as our Senior Vice President, Research and Development since December 2015, and as our Vice President, Research and Development from July 2014 to December 2015. Prior to joining us, Dr. Gray served as the Director of Vector Production and Development at St. Jude Children’s Research Hospital from June 2003 to June 2014. Prior to St. Jude Children’s Research Hospital, Dr. Gray served as the Assistant Director of the Harvard Gene Therapy Initiative and as a researcher at Pfizer Animal Health. Dr. Gray holds a B.A. from the University of California, Berkeley and a Ph.D. from the University of Colorado, Boulder.

Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the years ended December 31, 2015 and 2016. These executive officers, who include our principal executive officer and the two most highly-compensated executive officers (other than our principal executive officer) who were serving as executive officers as of December 31, 2016, the end of our last completed fiscal year, were:

•	Matthew Patterson, President, Chief Executive Officer and Director;
•	Thomas Soloway, Senior Vice President and Chief Financial Officer; and
•	Natalie Holles, Senior Vice President, Chief Operating Officer.

We refer to these individuals in this section as our “Named Executive Officers.”

Summary Compensation Table

The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our Named Executive Officers for services rendered during the years ended December 31, 2015 and 2016.

Name and Principal Position	Year	Salary		Option Award(1)	Non-Equity Incentive Plan Compensation(2)	Total
Matthew Patterson	2016	$441,760	(3)	$—	$207,000	$648,760
President, Chief Executive Officer and Director	2015	416,000		1,322,186	101,920	1,840,106
Tom Soloway(4)	2016	360,500		—	108,150	468,650
Senior Vice President and Chief Financial Officer
Natalie Holles(4)	2016	360,500		—	102,743	463,243
Senior Vice President, Chief Operating Officer

(1)

The amounts reported in the Option Awards column represent the grant date fair value of the stock options granted to the Named Executive Officers during the year ended December 31, 2016 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 8 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our Named Executive Officers from the options. Our Named Executive Officers did not receive any option awards in 2016.

(2)	For additional information regarding the non-equity incentive plan compensation, see “—2016 Non-Equity Incentive Plan Awards.”
(3)	In August 2016, Mr. Patterson’s base salary increased from $416,000 to $460,000.
(4)	Mr. Soloway and Ms. Holles became Named Executive Officers for the first time in 2016, and therefore their 2015 compensation is not reported.

2016 Non-Equity Incentive Plan Awards

Annual bonuses for our executive officers are based on the achievement of corporate performance objectives, which in 2016 included the achievement of preclinical and business development milestones, as well as individual performance as determined by our Chief Executive Officer (except with respect to his own bonus). In January 2017, our compensation committee determined that approximately 90% of our 2016 corporate performance objectives were achieved, and therefore determined that at least 90% of each executive officer’s target bonus should be awarded. Additionally, our compensation committee delegated authority to our Chief Executive Officer to modify up to 10% of such bonuses based on each executive officer’s individual performance (except with respect to his own bonus).

For 2016, Mr. Patterson’s target bonus was equal to 50% of his annual base salary of $460,000, Mr. Soloway’s target bonus was equal to 30% of his annual base salary of $360,500 and Ms. Holles’ target bonus was equal to 30% of her annual base salary of $360,500. Based on individual performance, our Chief Executive Officer increased Mr. Soloway’s bonus by 10% such that he earned 100% of his target bonus and increased Ms. Holles’ bonus by 5% such that she earned 95% of her target bonus. Mr. Patterson earned 90% of his target bonus. Accordingly, Mr. Patterson, Mr. Soloway and Ms. Holles were awarded the 2016 annual bonuses reflected in the table above.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of the Named Executive Officers, information regarding outstanding stock options held as of December 31, 2016.

	Option Awards(1)
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Mr. Patterson	201,813	(2)	17,938	$0.79	9/25/2023
	61,817	(3)	79,480	2.19	2/04/2025
	47,456	(4)	142,363	9.50	12/18/2025
Mr. Soloway	47,455	(2)	142,364	2.77	11/6/2025
	1,565	(4)	4,698	9.50	12/18/2025
Ms. Holles	59,318	(2)	130,501	2.77	11/6/2025
	1,564	(4)	4,699	9.50	12/18/2025

(1)

The outstanding option awards granted prior to our initial public offering were granted under our 2012 Equity Incentive Plan; after July 18, 2016, outstanding option awards were granted under our 2016 Equity Incentive Plan.

(2)

Vests with respect to 25% of the shares underlying the option on the one year anniversary of the vesting commencement date and the remaining 75% of the shares underlying the option vest in 12 equal quarterly installments thereafter. If the Named Executive Officer is terminated without cause or resigns for good reason during the period beginning 90 days prior to and ending on the first anniversary of a change in control of our company, 100% of the then-unvested shares underlying the option will vest.

(3)

Vests with respect to 25% of the shares underlying the option on the one year anniversary of the vesting commencement date and the remaining 75% of the shares underlying the option vest in 12 equal quarterly installments thereafter.

(4)

Vests in equal quarterly installments over four years. If the Named Executive Officer is terminated without cause or resigns for good reason during the period beginning 90 days prior to and ending on the first anniversary of a change in control of our company, 100% of the then-unvested shares underlying the option will vest.

(5)	Vests in equal monthly installments over four years.

Employment Agreements

We have entered into employment agreements and offer letter agreements with our Named Executive Officers that provide for at-will employment and include each Named Executive Officer’s base salary, a discretionary annual incentive bonus opportunity and standard employee benefit plan participation. These agreements also provide for severance benefits upon termination of employment or a change in control of our company.

If a Named Executive Officer is terminated for “cause” or in the event of a Named Executive Officer’s death, “disability” or voluntary separation from service at any time and for any reason, such Named Executive Officer will be entitled to receive (i) any earned but unpaid base salary, (ii) other unpaid vested amounts or benefits under the compensation, incentive and benefits plans we have in which such Named Executive Officers participates and (iii) reimbursement for all reasonable and necessary expenses incurred in connection with such Named Executive

Officer’s performance of services on our behalf in accordance with our applicable policies and guidelines, in each case as of the effective date of such separation from service. The compensation referred to in (i)-(iii) above is collectively referred to as Accrued Compensation.

If a Named Executive Officers is terminated without cause or resigns for “good reason,” and such Named Executive Officer delivers to us a signed general release of claims, such Named Executive Officer will be entitled to receive (i) the Accrued Compensation, (ii) a lump sum cash payment in an amount equal to six months of such Named Executive Officer’s base salary and (iii) reimbursement for any monthly COBRA premium payments for 12 months, subject to certain limitations.

If a Named Executive Officer is terminated without cause or resigns for good reason, in each case during the period of time commencing 90 days prior to the execution of a definitive agreement providing for the consummation of a change in control and ending on the first anniversary of the consummation of such change in control, and provided that such Named Executive Officer delivers to us a signed general release of claims, such Named Executive Officer will be entitled to receive (i) the Accrued Compensation, (ii) a lump sum cash payment in an amount equal to six months of his base salary, (iii) reimbursement for any monthly COBRA premium payments for the 12 months, subject to certain limitations, (iv) accelerated vesting of 100% of the unvested stock or equity awards granted to such Named Executive Officer pursuant to the terms of the employment or offer letter agreement, if any, and (v) accelerated vesting of 100% of the unvested portion of any equity awards granted to such Named Executive Officer after the effective date of the employment or offer letter agreement.

Under the employment agreements, “cause” generally means (i) failure to satisfactorily perform duties after there has been delivered a written demand for performance which describes the specific deficiencies in performance and the specific manner in which performance must be improved, and which provides 30 business days from the date of notice to remedy such performance deficiencies; (ii) conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude which our board of directors believes has had or will have a detrimental effect on our reputation or business, (iii) engaging in an act of gross negligence or willful misconduct in the performance of employment obligations and duties, (iv) committing an act of fraud against, material misconduct or willful misappropriation of property belonging to us; (v) engaging in any other misconduct that has had or will have a material adverse effect on our reputation or business; or (vi) breach of the Employee Invention Assignment and Confidentiality Agreement or other unauthorized misuse of the our trade secrets or proprietary information.

Under the employment agreements, “change in control” means (i) a sale, conveyance, exchange or transfer (excluding any venture-backed or similar investments) in which any person or entity, other than persons or entities who as of immediately prior to such sale, conveyance, exchange or transfer own securities, either directly or indirectly, becomes the beneficial owner, directly or indirectly, of securities representing more than 50% of the total voting power of all its then outstanding voting securities; (ii) our merger or consolidation in which our voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities that represent, a majority of the voting power of all voting securities of the surviving entity immediately after the merger or consolidation; or (iii) a sale of substantially all of our assets or our liquidation or dissolution.

Under the employment agreements, “disability” has the meaning set forth in Section 22(e)(3) of the Code.

Under the employment agreements, “good reason” means any of the following taken without the Named Executive Officer’s written consent and provided (i) we receive, within 30 days following the occurrence of any of the events set forth in clauses (a) through (d) below, written notice from the Named Executive Officer specifying the specific basis for the Named Executive Officer’s belief that the Named Executive Officer is entitled to terminate employment for Good Reason, (ii) we fail to cure the event constituting Good Reason within 30 days after receipt of such written notice of the event, and (iii) the Named Executive Officer terminates employment within the earlier of 10 days following expiration of such cure period or receipt from us that such deficiencies will not be cured: (a) a material change, adverse to the Named Executive Officer, in the Named Executive Officer’s position, titles, offices or duties; (b) an assignment of any significant duties to the Named Executive Officer that are inconsistent with the Named Executive Officer’s positions or offices held; (c) a decrease in base salary by more than 10% (other than in connection with a general decrease in the base salary of all other executive officers); or (d) relocation to a facility or a location more than 50 miles from the then-current location.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Other than as disclosed below, from January 1, 2016 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under “Proposal One” and “Executive Compensation” above.

In addition to the executive officer and director compensation arrangements discussed above under “Management—Non-Employee Director Compensation” and “Executive Compensation,” below we describe transactions since January 1, 2014 to which we have been or will be a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Insider Participation in our Initial Public Offering

Certain of our principal stockholders and their affiliated entities, including stockholders affiliated with our directors, purchased an aggregate of 673,334 shares of our common stock in our initial public offering at $15.00 per share, which is the same public offering price at which shares were sold to all investors in the initial public offering. The following table summarizes common stock purchased by entities who held more than 5% of our outstanding capital stock at the time of the purchase.

Name	Number of Shares Purchased	Aggregate Purchase Price
Entities affiliated with Deerfield Management(1)	400,000	$6,000,000
Sofinnova Venture Partners IX, L.P.	135,000	2,025,000
Entities affiliated with 5AM Ventures(2)	70,000	1,050,000
Entities affiliated with Versant Ventures(3)	35,000	525,000
OrbiMed Private Investments IV, LP(4)	33,334	500,010

(1)

Consists of shares held by Deerfield Special Situations Fund, L.P. and Deerfield Private Design Fund III, L.P. Jonathan Leff, a former member of our board of directors, is a partner of Deerfield Management.

(2)	Consists of shares held by 5AM Ventures III, L.P. and 5AM Co-Investors III, L.P. Kush Parmar, a member of our board of directors, is a partner of 5AM Ventures.
(3)	Consists of shares held by Versant Venture Capital IV, L.P. and Versant Side Fund IV, L.P. Thomas Woiwode, a member of our board of directors, is a managing director of Versant Ventures.
(4)	Jonathan Silverstein, a member of our board of directors, is a general partner at OrbiMed, and Stephen Squinto, a member of our board of directors, is a venture partner at OrbiMed.

Review, Approval or Ratification of Transactions with Related-Parties

We have adopted a written related-person transactions policy that provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of the foregoing persons, are not permitted to enter into a material related-person transaction with us without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, we expect that our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

ADDITIONAL INFORMATION

Stockholder Proposals to be presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Audentes Therapeutics, Inc., 600 California Street, 17th Floor, San Francisco, California 94108.

To be timely for our company’s 2018 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than the close of business on February 22, 2018 and not later than the close of business on March 24, 2018. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our bylaws. In no event will the public announcement of an adjournment or a postponement of our annual meeting commence a new time period for the giving of a stockholder’s notice as provided above.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2018 Annual Meeting of Stockholders must be received by us not later than December 28, 2017 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by applicable law and our bylaws.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2016.

Available Information

We will mail without charge, upon written request, a copy of our annual report on Form 10-K for the year ended December 31, 2016, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

600 California Street, 17th Floor

San Francisco, California 94108

Attn: Corporate Secretary

The annual report on Form 10-K is also available at investors.audentestx.com.

“Householding” – Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report on Form 10-K and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our annual report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting your broker.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report on Form 10-K and other proxy materials, you may write our Corporate Secretary at 600 California Street, 17th Floor, San Francisco, California 94108, or call (415) 818-1001.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or annual report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Corporate Secretary at the address or telephone number listed above.

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

AUDENTES THERAPEUTICS, INC. 600 CALIFORNIA STREET, 17TH FLOOR SAN FRANCISCO, CA 94108 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 6, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 6, 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E28158-P92559 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY AUDENTES THERAPEUTICS, INC. 2. To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2017. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! 01) Jonathan Silverstein 02) Thomas Schuetz 03) Thomas Woiwode 1. Election of Class I Directors Nominees: The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposal: ! ! ! For All Withhold All For All Except For Against Abstain To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. V.1.1 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. AUDENTES THERAPEUTICS, INC. Annual Meeting of Shareholders June 7, 2017 9:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Matthew Patterson and Thomas Soloway, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of AUDENTES THERAPEUTICS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, PDT on June 7, 2017, at the Company Headquarters at 600 California St., 17th Floor, San Francisco, CA 94108, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side E28159-P92559 V.1.1